Exhibit 99.1

VIGGLE TO SPEAK TODAY AT BANK OF AMERICA MERRILL LYNCH 2012 MEDIA, COMMUNICATIONS & ENTERTAINMENT CONFERENCE

Event to be audio webcast live

NEW YORK, NY--(September 13, 2012) - Viggle(SM) (VGGL), the loyalty program for TV, has agreed to make its first presentation at a major conference at the Bank of America Merrill Lynch 2012 Media, Communications and Entertainment Conference.

Robert F.X. Sillerman, Executive Chairman and Chief Executive Officer, and Christopher Stephenson, President, will speak about Viggle on September 13, 2012 at 4:00 p.m. PT / 7:00 pm ET at the Beverly Wilshire, a Four Seasons Hotel in Beverly Hills, California.

An audio webcast of the presentation will be available at http://www.veracast.com/webcasts/baml/media2012/id.cfm until December 12, 2012.

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About Viggle™

Viggle is a loyalty program for television that gives people real rewards for checking into the television shows they are watching. Available for Android, Apple iPhone®, iPad® and iPod touch®, Viggle automatically identifies the television shows its users are watching and awards them points when they check-in. Viggle users can redeem their points in the app’s rewards catalogue for items such as movie tickets, music, gift cards or they can convert them into charitable donations. For more information, visit http://www.viggle.com, follow us on Twitter @Viggle or like us on Facebook. MyGuy fans can follow us at @MyGuy.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. All information provided in this press release is as of September 13, 2012. Except as required by law, Viggle Inc. undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Press Contact:

Talia Andrews Rankin

tandrews@shiftcomm.com

Tel: 646-756-3716

Investor Relations:

John Small

Head of Strategy & Corp. Development

Function(x) Inc.

John.Small@functionxinc.com

Tel. 212.231.0092